UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2012

GeoPetro Resources Company
 (Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street, Suite 600
San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF THE SECURITY HOLDERS.

On August 31, 2012, GeoPetro Resources Company  (the “Company”) held its 2012 Annual Meeting of Shareholders.  The Board proposed, and the shareholders approved:  (i) the election of five directors of the Company for a term of one year to expire at the Company’s next Annual Meeting of Shareholders or until such director’s successor is elected and qualified; and (ii) the ratification of the appointment of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The voting results with respect to each of the matters described above were as follows:

1.	The five directors were elected based upon the following votes:

	Stuart J.	David V.	Thomas D.	David G.	Christopher T.
	Doshi	Creel	Cunningham	Anderson	Czuppon

For	17,563,938	17,582,872	17,653,729	17,417,839	17,654,596

Withheld	539,855	520,921	450,064	685,954	449,197

Broker Non-Votes	20,244,494	20,244,494	20,244,494	20,244,494	20,244,494

2.	The appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified based upon the following votes:

For:	36,267,393
Against:	825,539
Abstain:	1,255,355
Broker Non-Votes:	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY
Date: September 6, 2012	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman